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                                                                     Exhibit 5.1




                                 May 24, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C. 20549

     Re:     IKOS Systems, Inc.
             Registration Statement on Form S-3

Ladies & Gentlemen:

     As counsel to IKOS Systems, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a proposed sale by the Company and the Selling Stockholders of up to 1,290,390 shares of the Company's common stock, par value $0.01 (the "Common Stock") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about May 24, 1996 (the "Registration Statement").

     We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the 1,290,390 shares of Common Stock to be issued and sold by the Company and the Selling Stockholders (of which 122,078 shares are being sold by selling stockholders and up to 168,312 shares are to be issued to cover over-allotments, if any) are duly authorized shares of Common Stock of the Company and, when issued against payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                          Respectfully Submitted,


                                          /s/ Gray Cary Ware & Freidenrich

                                          GRAY CARY WARE & FREIDENRICH
                                          A Professional Corporation